5

               [GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHIC OMITTED]


-------------------------------------------------------------------------
Conference Call:             Today, Thursday, August 6, 2009 at 10:00 a.m. EDT
-------------------------------------------------------------------------
Dial-in Numbers:             866-395-2657 or 706-902-0717 (international)
Webcast / Replay URL:        www.integramed.com or www.earnings.com
                             ------------------    ----------------
Phone Replay:                800-642-1687 or 706-645-9291 through August 13
Conference ID#:              20509862


                    INTEGRAMED(R) REPORTS Q2 EPS OF $0.13 AS
                     NET INCOME ROSE 23% ON 13% REVENUE GAIN

PURCHASE, NEW YORK -- August 6, 2009 -- IntegraMed America, Inc. (NASDAQ: INMD), the nation's leading provider of specialty healthcare services in emerging, technology-focused segments, today announced its Q2 2009 revenue increased 13% to $56.1 million, contribution increased 21% to $5.5 million, and net income rose 23% to $1.1 million, or $0.13 per share on a diluted basis, versus Q2 2008.

IntegraMed's strong Q2 2009 performance reflects continued consumer demand across IntegraMed's Fertility Centers, Consumer Services and Vein Clinics segments as well as improved contribution margins from Fertility Centers and Vein Clinics.

----------------------------------------------------------------------------------------------------------------
                            Summary Financial Results
                      (in thousands, except per share data)

----------------------------------------------------------------------------------------------------------------
                                   Three          Three                   Six Months   Six Months
                                   Months         Months         %          Ended         Ended          %
                                   Ended          Ended        Change      6/30/09     6/30/08(1)     Change
                                    6/30/09     6/30/08(1)
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
Revenue:
  Fertility Centers                   $37,290       $35,051         +6%       $73,574      $67,797          +9%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
  Consumer Services                     5,004         4,612         +8%        10,230        8,635         +18%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
  Vein Clinics                         13,821        10,062        +37%        24,667       18,904         +30%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
       Total Revenue                  $56,115       $49,725        +13%      $108,471      $95,336         +14%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
Contribution:
  Fertility Centers                     3,057         2,570        +19%         5,699        4,874         +17%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
  Consumer Services                     1,161         1,255         -7%         2,674        2,320         +15%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
  Vein Clinics                          1,282           713        +80%         2,036        1,035         +97%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
      Total contribution               $5,500        $4,538        +21%       $10,409       $8,229         +26%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
G&A Costs                              $3,431        $2,735        +25%        $6,569       $5,098         +29%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
Net Interest expense                      202           297        -32%           423          576         -27%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
Income before Inc Taxes                 1,867         1,506        +24%         3.417        2,555         +34%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
Income Taxes                              753           602        +25%         1,382        1,030         +34%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
Net income                             $1,114          $904        +23%        $2,035       $1,525         +33%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
EPS                                     $0.13         $0.10        +30%         $0.23        $0.18         +28%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------
Diluted shares                          8,831         8,684         +2%         8,829        8,652          +2%
---------------------------------- ----------- ------------- ----------- ------------- ------------ ------------

(1) As noted in our 2008 Form 10-K, IntegraMed's 2008 results have been restated to reflect an accounting policy change implemented in Q1 2009 with respect to the timing of revenue recognition for the Attain IVF program within the Consumer Services Division.

IntegraMed's Chief Executive Officer, Jay Higham, commented, "IntegraMed delivered solid second-quarter results despite the ongoing economic weakness. Our Vein Clinics segment continued to post strong top- and bottom-line growth, confirming healthy demand for our vein care services as well as our strategy to diversify our business into this specialty in 2007. Our Fertility Center business also contributed to our improved Q2 performance, as we were able to leverage the segment's modest top-line growth directly to the bottom line.

"We have, however, recently seen a slight deceleration in Fertility Center revenue growth, reflecting both the impact of the economy as well as demographic trends we have noted for several years. We also saw some softening in our Consumer Services segment as we experienced a mild decline in Attain(TM) IVF Program volume, largely due to the impact of our move to new third-party provider of consumer credit for this program. We are working to address this situation and are confident that we will be able to improve the availability and cost of third-party patient financing over the coming months.

"Looking across the business, we remain bullish on our prospects and committed to expanding our fertility business via acquisitions and growing our Vein Clinics business via new clinic openings. The silver lining of the current environment is that it has helped expand our base of dialogues with potential acquisition targets in fertility, and we are achieving a range of cost benefits and concessions in the build-out of new Vein Clinics."

John Hlywak, CFO of IntegraMed, added, "We are pleased to report that our ongoing cost management efforts have reduced operating expenses as a percent of sales by 70 basis points for the quarter, compared to the same quarter in the prior year. Additionally, we are continuing to see the benefit from the strategic investments made in our personnel and business infrastructure over the past year as total contribution grew at a faster rate than revenue. While many of our investments are reflected in ongoing G&A, which increased by 25% over last year, we held our G&A levels to 62% of contribution, roughly in line with last year."

Fertility Centers

------------------------------------------------------------------------------------------

                               Q2 2009        Q2 2008         Change        % Change
------------------------------------------------------------------------------------------

Revenue:                        $37.3M         $35.1M         + $2.2M            +6%
------------------------------------------------------------------------------------------

Operating Income:                $3.1M           $2.6M         +$0.5M           +19%
------------------------------------------------------------------------------------------

New Patient Visits:              7,087          6,516           +571             +9%
------------------------------------------------------------------------------------------

IVF Cycles:                      3,547          3,430            117             +3%
------------------------------------------------------------------------------------------

Fertility Center revenue grew 6% in Q2 `09 versus Q2 '08 and increased 3% versus Q1 '09. The year-over-year improvement was mainly driven by an increase in new patient visits at existing centers as well as from the contribution of revenue from the addition of two new centers - Southeastern Fertility in April 2008 and Arizona Reproductive Medical Associates in July 2008. The growth in new patient visits in Q2 '09 continued to exceed the growth rate of the overall industry, though it did reflect some moderation in demand growth that is attributable to the prolonged recession. These factors served to more than offset a reduction in business at one of our top fertility centers as a result of a previously disclosed contract loss with one of the center's third-party payers.

Fertility Center contribution margin increased to 8.2% in Q2 '09 compared to 7.3% in Q2 '08, reflecting aggressive cost controls as well as growing operating leverage obtained from recently added centers.

IntegraMed has the most extensive consolidated network of fertility centers in the U.S., spanning across 57 locations in 13 major markets. IntegraMed continues to target the acquisition of one or two mid-sized fertility center contracts each year and is currently in dialogue with a range of prospective centers and remains confident in its ability to achieve this goal.

Consumer Services (Attain IVF Program)

--------------------------------------------------------------------------------------------
                                 Q2 2009         Q2 2008         Change        % Change
--------------------------------------------------------------------------------------------

Revenue:                          $5.0M           $4.6M          +$0.4M           +8%
--------------------------------------------------------------------------------------------

Operating Income:                 $1.2M           $1.3M          -$0.1M           -7%
--------------------------------------------------------------------------------------------

Applications:                      519             546             -27            -5%
--------------------------------------------------------------------------------------------

Enrollments:                       239             280             -41           -15%
--------------------------------------------------------------------------------------------

Consumer Services revenue, which principally reflects revenue from the company's Attain In Vitro Fertilization (IVF) program, grew by 8% in Q2 '09 versus Q2 '08 and declined 4% versus Q1 `09. Contribution margin in the Consumer Services sector declined to 23% in Q2 '09 versus 27% in Q2 '08 and 29% in Q1 '09. The decrease in contribution margin reflects a shift in revenue timing related to higher than normal pregnancy rates during Q1 that affected revenue levels in Q2 2009. Looking at segment performance on a six-month basis, revenue and contribution margin were on trend.


The results reflect a relatively steady level of outcomes and a slight decline in success rates versus the year ago period. A transition during Q2 '09 to a new third-party lender for Attain IVF patients and a related tightening of lending standards and higher interest rates caused a decline in new patient enrollments as well as a reduction in the ratio of enrolled patients to applications from 51% in Q2 '08 to 46% in Q2 `09. IntegraMed is working to improve the availability and cost of consumer-lending options for Attain IVF program patients. However, the credit environment remains challenging and will likely have an impact on program volume in the coming months for the approximately 30% of patients who seek such financing.


The Attain IVF Program facilitates patients in managing the financial risk associated with embarking on a series of IVF treatments by offering refunds of 70% to 100% of the fees in the event their treatments do not result in a take home baby. The multiple-treatment package and refund provisions of this unique program are an important competitive advantage for IntegraMed affiliated centers.

IntegraMed provides its Attain IVF program through the Fertility Center Division as well as a network of 22 affiliate providers with 52 locations in 29 states. In addition to supporting the marketing and patient recruitment efforts of its affiliate providers, IntegraMed targets the addition of four new affiliates to its network during 2009.

Vein Clinics (VCA)

-------------------------------------------------------------------------------------------------
                                 Q2 2009         Q2 2008          Change           % Change
-------------------------------------------------------------------------------------------------
Revenue:                          $13.8M          $10.1M          +$3.7M             +37%
-------------------------------------------------------------------------------------------------
Operating Income:                  $1.3M           $0.7M          +$0.6M             +80%
-------------------------------------------------------------------------------------------------
New Consultations:                4,585           3,423           +1,162             +34%
-------------------------------------------------------------------------------------------------
First Leg Starts:                 2,085           1,573             +512             +33%
-------------------------------------------------------------------------------------------------

The strong growth in Vein Clinics revenue reflected the benefit of patient marketing programs, robust patient demand, improving clinic performance and new clinic openings over the past year. Contribution margin from the Vein Clinics segment increased to 9% in Q2 `09 from 7% in Q2 '08 and Q1 '09, demonstrating the business's growing operating leverage and improvement in patient yield management wherein average revenue per patient increased by 5% year over year.

IntegraMed has opened two new vein clinics in 2009, bringing the total number of vein clinics to 34. IntegraMed targets the opening of two or three new VCA locations in New Jersey and Maryland during the balance of the year.

VCA has more than 25 years of experience specializing in all aspects of vein disease. VCA uses minimally invasive techniques for diagnosing and treating patients' chronic vein problems. All procedures are performed in state-of-the-art facilities, requiring no hospitalization or surgery and allowing patients to be back on their feet the same day.

Cash Flow and Balance Sheet
IntegraMed made further progress in revenue cycle management in its fertility and vein clinics segments, reducing consolidated days sales outstanding (DSO) by
3.9 days (9.7%) compared to Q2 `08. The Company achieved a net increase in cash of $3.2 million in the first half of 2009 compared to a $1.5 million decrease in cash in the same 2008 period. Cash and cash equivalents at June 30, 2009 were $31.5 million compared to $22.3 million a year ago and $28.3 million at December 31, 2008. IntegraMed expects to continue building cash from operations for the remainder of the year.

About IntegraMed America, Inc.
IntegraMed America, Inc. is a leading provider of specialty health care services in emerging, technology-driven, niche segments of the health care market: currently the fertility and vein care segments. IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal services, risk management and quality assurance. IntegraMed also offers treatment-financing programs for self-pay patients.

IntegraMed is the leading provider of fertility services in the US through its fertility network of 33 contracted centers with 109 locations in 13 states. Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The IntegraMed Vein Care network is the leading provider of varicose vein care services in the US and operates 34 centers in 13 states, principally in the Midwest and Southeast.

Please visit www.integramed.com for investor background www.integramedfertility.com, a leading fertility portal or www.veinclinics.com, a leading vein care portal, for more information. Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, including larger-scale acquisitions; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of August 6, 2009 and IntegraMed undertakes no duty to update this information.

                                 (tables follow)

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                               For the                    For the
                                                          three-month period         six-month period
                                                             ended June 30,            ended June 30,
                                                          -------------------       ------------------
                                                            2009        2008         2009        2008
                                                          -------      ------       ------      ------
Revenue

     Fertility Centers ..............................   $  37,290    $  35,051    $  73,574    $  67,797
     Consumer Services ..............................       5,004        4,612       10,230        8,635
     Vein Clinics ...................................      13,821       10,062       24,667       18,094
                                                        ---------    ---------    ---------    ---------
     Total Revenue ..................................      56,115       49,725      108,471       95,396
                                                        ---------    ---------    ---------    ---------


Costs of services and sales


     Fertility Centers ..............................      34,233       32,481       67,875       62,923
     Consumer Services ..............................       3,843        3,357        7,556        6,315
     Vein Clinics ...................................      12,539        9,349       22,631       17,869
                                                        ---------    ---------    ---------    ---------
     Total Cost of Services and Sales ...............      50,615       45,187       98,062       87,107
                                                        ---------    ---------    ---------    ---------


Contribution
     Fertility Centers ..............................       3,057        2,570        5,699        4,874
     Consumer Services ..............................       1,161        1,255        2,674        2,320
     Vein Clinics ...................................       1,282          713        2,036        1,035
                                                        ---------    ---------    ---------    ---------
     Total Contribution .............................       5,500        4,538       10,409        8,229
                                                        ---------    ---------    ---------    ---------

General and administrative expenses .................       3,431        2,735        6,569        5,098
Interest income .....................................         (67)        (112)        (143)        (273)
Interest expense ....................................         269          409          566          849
                                                        ---------    ---------    ---------    ---------
     Total other expenses ...........................       3,633        3,032        6,992        5,674
                                                        ---------    ---------    ---------    ---------

Income before income taxes ..........................       1,867        1,506        3,417        2,555
Income tax provision ................................         753          602        1,382        1,030
                                                        ---------    ---------    ---------    ---------
Net income ..........................................   $   1,114    $     904    $   2,035    $   1,525
                                                        =========    =========    =========    =========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share .......................   $    0.13    $    0.11    $    0.23    $    0.18
                                                        =========    =========    =========    =========
     Diluted earnings per share .....................   $    0.13    $    0.10    $    0.23    $    0.18
                                                        =========    =========    =========    =========

Weighted average shares - basic .....................       8,772        8,600        8,797        8,570
                                                        =========    =========    =========    =========
Weighted average shares - diluted ...................       8,831        8,684        8,829        8,652
                                                        =========    =========    =========    =========


                                     (more)

                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)


                                                                       June 30,   December 31,
                                                                         2009         2008
                                                                       --------   -----------
ASSETS                                                                (unaudited)
Current assets:
   Cash and cash equivalents ......................................   $  31,454    $  28,275
   Patient and other receivables, net .............................       7,646        6,681
   Deferred taxes .................................................       4,352        5,744
   Other current assets ...........................................       6,463        6,468
                                                                      ---------    ---------

     Total current assets .........................................      49,915       47,168

   Fixed assets, net ..............................................      17,328       16,618
   Intangible assets, Business Service Rights, net ................      21,308       21,956
   Goodwill .......................................................      29,478       29,478
   Trademarks .....................................................       4,442        4,442
   Other assets ...................................................       3,274        1,781
                                                                      ---------    ---------

     Total assets .................................................   $ 125,745    $ 121,443
                                                                      =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $   1,864    $   2,853
   Accrued liabilities ............................................      17,407       16,676
   Current portion of long-term notes payable and other obligations      11,329       11,351
   Due to Fertility Medical Practices, net ........................      10,141        6,354
   Attain IVF and other patient deposits ..........................      14,432       13,892
                                                                      ---------    ---------

       Total current liabilities ..................................      55,173       51,126

Deferred tax liabilities ..........................................         271          696
Long-term notes payable and other obligations .....................      16,836       18,868
                                                                      ---------    ---------
                                                                         72,280       70,690
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................          88           87
   Capital in excess of par .......................................      55,702       54,943
   Other comprehensive  (loss) ....................................        (293)        (375)
   Treasury stock .................................................        (375)        (211)
   Accumulated deficit ............................................      (1,657)      (3,691)
                                                                      ---------    ---------
       Total shareholders' equity .................................      53,465       50,753
                                                                      ---------    ---------

       Total liabilities and shareholders' equity .................   $ 125,745    $ 121,443
                                                                      =========    =========

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (all amounts in thousands)

                                                                                 For the              For the
                                                                           Three-month period     Six-month period
                                                                             ended June 30,         ended June 30,
                                                                            -----------------     -----------------
                                                                             2009       2008       2009       2008
                                                                            ------     ------     ------     ------
                                                                               (unaudited)            (unaudited)
Cash flows from operating activities:
    Net income .......................................................   $  1,114    $    904    $  2,034    $  1,525
    Adjustments to reconcile net income to net cash provided
       by operating activities:
      Depreciation and amortization ..................................      1,795       1,828       3,598       3,623
      Deferred income tax provision ..................................       (247)        (35)       (590)       (284)
      Deferred compensation ..........................................        355         217         739         378
    Changes in assets and liabilities ? Decrease (increase) in assets:
         Patient and other accounts receivable .......................       (385)       (202)       (965)       (885)
         Other current assets ........................................      1,336       1,399           5         351
         Other assets ................................................       (152)        208          13        (180)
      (Decrease) increase in liabilities:
         Accounts payable ............................................         49       1,052        (989)        960
         Accrued liabilities .........................................      2,082       3,061         567        (195)
         Due to medical practices ....................................      2,810       1,996       3,787      (1,718)
         Attain IVF patient deposits .................................        565         889         540       1,078
                                                                         --------    --------    --------    --------
Net cash provided by operating activities ............................      9,322      11,317       8,739       4,653
                                                                         --------    --------    --------    --------

Cash flows used in investing activities:
Purchase of business service rights ..................................       --          (950)       --          (950)
Cash paid to purchase VCA, net of cash acquired ......................       --           (78)       --          (119)
Other intangibles ....................................................       --           (19)       --           (94)
Purchase of fixed assets and leasehold improvements ..................     (1,094)     (2,377)     (3,660)     (3,608)
                                                                         --------    --------    --------    --------
Net cash used in investing activities ................................     (1,094)     (3,424)     (3,660)     (4,771)
                                                                         --------    --------    --------    --------

Cash flows used in financing activities:
Proceeds from issuance of debt .......................................       --           380        --           380
Principle repayments on debt .........................................     (1,008)       (895)     (1,921)     (1,816)
Common stock transactions ............................................        185        (536)         21          85
                                                                                     --------    --------    --------
Net cash used in financing activities ................................       (823)     (1,051)     (1,900)     (1,351)
                                                                         --------    --------    --------    --------

Net increase in cash and cash equivalents ............................      7,405       6,842       3,179      (1,469)
Cash at beginning of period ..........................................     24,049      15,429      28,275      23,740
                                                                         --------    --------    --------    --------
Cash at end of period ................................................   $ 31,454    $ 22,271    $ 31,454    $ 22,271
                                                                         ========    ========    ========    ========

Supplemental Information:
     Interest paid ...................................................        223         106         520         472
     Income taxes paid ...............................................        930         124       3,593         736


CONTACT:
Investors:                                  Media/Investors:
John W. Hlywak, Jr., EVP and CFO            Norberto Aja, David Collins
IntegraMed America, Inc.                    Jaffoni & Collins Incorporated
jhlywak@integramed.com                      inmd@jcir.com
----------------------                      -------------
914-251-4143                                212-835-8500

Physicians:
Scott Soifer, EVP Administration, Strategy and Development
IntegraMed America, Inc.
scott.soifer@integramed.com
914-251-4186
                                      # # #